Exhibit 5.1

August 11, 2014	Fulbright & Jaworski LLP 1301 McKinney, Suite 5100 Houston, Texas 77010-3095 United States Tel +1 713 651 5151 Fax +1 713 651 5246 nortonrosefulbright.com

Hi-Crush Partners LP

Three Riverway, Suite 1550

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the selling unitholder named in the Registration Statement (the “Selling Unitholder”), pursuant to the Registration Statement and the form of prospectus contained therein (the “Prospectus”), of up to 3,750,000 common units representing limited partner interests in the Partnership (the “Common Units”).

In connection with the foregoing, we have examined the Registration Statement, including the Prospectus, originals or copies of such company records of the Partnership, certificates and other communications of public officials, certificates of officers of the Partnership and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Partnership and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Partnership of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that upon conversion of the 3,750,000 Class B Units held by the Selling Unitholder on a one-for-one basis into 3,750,000 Common Units on August 15, 2014, in accordance with the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), and the election made by the Selling Unitholder on July 17, 2014, the Common Units to be sold by the Selling Unitholder will be duly and validly authorized, legally issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”)).

The opinion expressed herein is limited in all respects to the DRUPLA and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other

Fulbright & Jaworski LLP is a limited liability partnership registered under the laws of Texas.

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Hi-Crush Partners LP August 11, 2014 Page 2

jurisdiction, domestic or foreign. This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to us under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski LLP
Fulbright & Jaworski LLP